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                                                                       EXHIBIT A

                         AMENDMENT TO RIGHTS AGREEMENT

     This Amendment, dated as of August 21, 1995, is among GenCorp Inc., an Ohio corporation (the "Company"), The First Chicago Trust Company of New York (the "Resigning Rights Agent") and The Bank of New York, a New York banking corporation (the "Successor Rights Agent"), and amends the Rights Agreement dated as of February 18, 1987, as amended on December 7, 1987, (the "Rights Agreement"), between the Company and the Resigning Rights Agent.

                                    RECITALS

     A. The Company and the Resigning Rights Agent are currently parties to the Rights Agreement, under which the Resigning Rights Agent serves as Rights Agent.

     B. The Resigning Rights Agent intends to resign as Rights Agent; the Company intends to appoint the Successor Rights Agent to succeed the Resigning Rights Agent as Rights Agent; the Successor Rights Agent wishes to accept appointment as successor Rights Agent; and the parties hereto wish to make certain changes to the Rights Agreement to facilitate this succession.

     C. Section 5.4 of the Rights Agreement provides that the Company and the Rights Agent may amend the Rights Agreement to make changes which do not materially adversely affect the interests of the holders of Rights.

     NOW, THEREFORE, the Company, the Resigning Rights Agent and the Successor Rights Agent agree as follows:

1.  Resigning Rights Agent

     Pursuant to Section 4.4 of the Rights Agreement, the Resigning Rights Agent hereby notifies the Company that it is resigning as Rights Agent under the Rights Agreement, its resignation to be effective as of 12:00 a.m., New York time, August 31, 1995. The Company hereby accepts the resignation of the Resigning Rights Agent and waives the requirement that 90 days' notice in writing of such resignation be provided by the Resigning Rights Agent.

2.  Appointment of Successor Rights Agent

     The company hereby appoints the Successor Rights Agent as Successor Rights Agent under the Rights Agreement, effective as of 12:01 a.m., New York time, September 1, 1995, and the Successor Rights Agent hereby accepts such appointment, subject to all the terms and conditions of the Rights Agreement as amended hereby.

3.  Amendments to Rights Agreement

     The parties hereto agree that the Rights Agreement shall be amended as provided below, effective as of the date of this Amendment except as may otherwise be provided below;

     (a) From and after the time that the appointment of the Successor Rights Agent as successor Rights Agent is effective, all references to the Resigning Rights Agent as Rights Agent in the Rights Agreement (including all exhibits thereto) shall be deemed to refer to the Successor Rights Agent as successor Rights Agent. From and after the effective date of this Amendment, all references in the Rights Agreement to the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment.

     (b) Section 5.9 of the Rights Agreement is amended by deleting the name and address of the Resigning Rights Agent and substituting therefor the following:

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              The Bank of New York
              101 Barclay Street, 12 West
              New York, NY 10286
              Attention: John Sivertsen, Vice President

              4.  Miscellaneous

     (a) Except as otherwise expressly provided, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

     (b) Each party hereto waives any requirement under the Rights Agreement that any additional notice be provided to it pertaining to the matters covered by this Amendment.

     (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which counterparts shall together constitute but one and the same document.

                                       A-2
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     IN WITNESS WHEREOF, the parties have caused this amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

ATTEST:                                          GENCORP INC.
By: ___________________                          By: ___________________
Name: Edward R. Dye                              Name: Michael E. Hicks
Title: Secretary                                 Title: Treasurer


                                                 THE BANK OF NEW YORK,
ATTEST:                                          AS RIGHTS AGENT
By: ___________________                          By: ___________________
Name: _________________                          Name: _________________
Title: ________________                          Title: ________________


                                                 THE FIRST CHICAGO TRUST
                                                 COMPANY OF NEW YORK
ATTEST:                                          AS RESIGNING RIGHTS AGENT
By: ___________________                          By: ___________________
Name: _________________                          Name: _________________
Title: ________________                          Title: ________________

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